EXHIBIT 24

                                POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint RICHARD B. KELSON, ROBERT G. WENNEMER, TIMOTHY S. MOCK and LAWRENCE R. PURTELL, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of the Company to be issued and distributed pursuant to the Cordant Retirement Savings and Investment Plan, the Huck International Inc. Retirement Savings and Investment Plan, the Howmet Corporation Salaried Employees Savings Plan and the Howmet Corporation Hourly Employees Savings Plan or any successor plans (the "Plans"), and interests of participation in such Plans, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned Directors to any registration statements to be filed with the Securities and Exchange Commission in respect of said Plans and shares of common stock, and interests of participation in such Plans, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statements, and to any instruments or documents filed as part of or in connection with any such registration statements or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.

      July 14, 2000                           /s/ Kenneth W. Dam
                                              Kenneth W. Dam

      July 14, 2000                           /s/Joseph T. Gorman
                                              Joseph T. Gorman

      July 14, 2000                           /s/Judith M. Gueron
                                              Judith M. Gueron

      July 14, 2000                           /s/Hugh M. Morgan
                                              Hugh M. Morgan

      July 14, 2000                           /s/John P. Mulroney
                                              John P. Mulroney

      July 14, 2000                           /s/Paul H. O'Neill
                                              Paul H. O'Neill

      July 14, 2000                           /s/Henry B. Schacht
                                              Henry B. Schacht

      July 14, 2000                           /s/Franklin A. Thomas
                                              Franklin A. Thomas

      July 14, 2000                           /s/Marina v.N. Whitman
                                              Marina v.N. Whitman